OPERATING AGREEMENT
FOR
GOLDRICH NYACAU PLACER, LLC

THIS OPERATING AGREEMENT ("Agreement") is effective the 2nd day of April, 2012, by and among **Goldrich Placer, LLC**, an Alaska limited liability company, and **NyacAU LLC**, an Alaska limited liability company (each a "Member" and collectively, "Members") and **Goldrich NyacAU Placer, LLC**, an Alaska limited liability company (Alaska Entity #10004166) (the "Company").

ARTICLE I
FORMATION

1.1 Name of the Company. The name of the Company is "Goldrich NyacAU Placer, LLC."

1.2 Formation of the Company. Articles of Organization for the Company were filed with the State of Alaska, Department of Commerce, Community and Economic Development, Division of Corporations on April 2, 2012. The Manager and Members shall, from time to time, execute or cause to be executed all such other certificates and documents, and do or cause to be done all such other filings, recordings, publishings and acts as the Manager may deem necessary or appropriate to comply with the requirements of law for the formation and operation of the Company in all jurisdictions in which the Company shall desire to conduct business.

1.3 Certificates and Registration. Every Member of the Company shall be entitled to have a certificate, signed by the Manager certifying the Member's Ownership Interest (as defined herein) in the Company. A legend will be placed on the certificate stating that the Ownership Interests are subject to limitations on transfer as set forth in this Agreement, are not registered under the Alaska securities laws or the federal securities laws, and cannot be resold without registration or exemption as follows:

> THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN AN OPERATING AGREEMENT AND WERE ISSUED WITHOUT REGISTRATION UNDER THE STATE AND/OR FEDERAL SECURITIES LAWS, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THOSE LAWS. THEREFORE, THESE INTERESTS MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED WITHOUT REGISTRATION UNDER THE APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION.

1.4 Amendment of Articles of Organization. The Articles of Organization for the Company may be amended upon the approval of all Members.

1.5 Purposes. The purpose of the Company is to conduct any lawful for-profit business, including without limitation, placer gold exploration, placer gold development and placer gold mining activities at the Claims (as defined herein).

1.6 Term. The Company will exist in perpetuity, unless sooner dissolved and terminated as provided in this Agreement or by law.

1.7 Title to Assets; Waiver of Partition. Title to all assets of the Company will be held in the name of the Company. Assets of the Company shall include without limitation, undistributed placer gold produced from the Claims and material stockpiled or segregated on the Claims as a result of the activities or operations of the Company. No Member has any right to the assets of the Company or any ownership interest in those assets except indirectly as a result of the Member's Ownership Interest in the Company. No Member has any right to partition any assets of the Company or any right to receive any specific assets on liquidation of the Company or on any other Distribution from the Company except as otherwise stated in this Agreement.

1.8 Principal Office. The principal office of the Company shall be located at 1634 West 13th Avenue, Anchorage, Alaska 99501, or such other location as the Manager (as defined herein) may designate. The Company may have such other offices, either within or outside the State of Alaska as the Manager may designate or as the business of the Company may from time to time require.

1.9 Registered Agent. The address of the initial registered office of the Company, and the initial registered agent at such address is as follows:

Goldrich NyacAU Placer, LLC
J. Michael James, Registered Agent
1634 West 13th Avenue
Anchorage, Alaska 99501

The registered office and the registered agent may be changed from time to time by the Manager by filing the necessary forms with the state(s) in which the Company is doing business and providing notice thereof to the Members.

1.10 Mailing Address. The mailing address of the Company where correspondence can be sent is as follows:

Goldrich NyacAU Placer, LLC
1634 West 13th Avenue
Anchorage, Alaska 99501

ARTICLE II
DEFINITIONS

2.1 Act. The "Act" means the Alaska Revised Limited Liability Company Act, as amended or supplemented from time to time, or any successor statute.

2.2 Affiliate. "Affiliate" shall mean, in the case of a Member who is an individual, the siblings, spouse, ancestors and lineal descendants (including children adopted during minority)

of the Member, or a trust or other entity formed by the Member for the benefit of the Member or the Member's lineal descendants, in which day-to-day voting control is directly or indirectly held by the Member or the person who controls the Member as of the date of this Operating Agreement, and in the case of a Member which is other than an individual, any entity directly or indirectly controlling, controlled by, or under common control with such Member or the person who controls the Member as of the date of this Operating Agreement. For purposes of this definition, the term "control" shall mean the direct or indirect power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, statute, regulations or otherwise.

2.3 AFR. "AFR" for any loan shall mean the applicable federal rate of interest for loans of such type and term, determined as of the date of the loan or as otherwise designated herein.

2.4 Black Rock Contract. "Black Rock Contract" shall mean that drilling contract executed on April 3, 2012, between Goldrich Mining Company, an Alaska business corporation, and Black Rock Drilling, LLC, an Alaska limited liability company, for lode exploration activities at the Claims (as defined herein) during the 2012 season.

2.5 Capital Account. "Capital Account" shall mean the account maintained for each Member as determined in accordance with this Agreement.

2.6 Cessation of Operations. "Cessation of Operations" shall mean a complete end or termination of all placer gold exploration and placer mining operations and activities at the Claims but shall not include: (1) a temporary stoppage or limit on operations or activities ordered by a governmental or regulatory agency with jurisdiction, provided the Company is working in good faith to resolve the matter; (2) a stoppage resulting from a change in law or a change in regulation or policy of any agency with jurisdiction; or (3) a decision not to operate if the London PM for gold (as defined herein) drops below one thousand dollars ($1,000 US) per ounce.

2.7 Claims. "Claims" shall mean the mining claims identified in the list attached hereto as ***Appendix 1***, including without limitation, state claims and patented lands along the Little Squaw Creek, Big Squaw Creek, Tobin Creek, and Big Creek, and all future claims located by the Company, either Member or an Affiliate, which are contiguous to or within two (2) miles of these claims or within the creek drainages to their termination that come from such Chandalar claim block.

2.8 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

2.9 Commercial Production. "Commercial Production" shall be achieved when there is sufficient placer gold produced to pay the Company's annual Operating Expenses (as defined herein) and meet the Minimum Production Requirements (as defined herein).

2.10 Distribution. "Distribution" shall mean:

(a) Except as provided in subsection (b), below, a transfer of money or other property, including gold, from the Company to a Member on account of the Member's Ownership Interest.

(b) A Distribution does not include amounts constituting reasonable compensation for present or past services or reasonable payments made in the ordinary course of business pursuant to a bona fide contract or lease, or a management, consultation or employment relationship.

2.11 Fair Market Value. "Fair Market Value" shall mean the price at which a willing seller and willing buyer will trade at the time of the event giving rise to the valuation. Unless otherwise provided herein, Fair Market Value shall be determined by written agreement of the Members. When the Members cannot agree, Fair Market Value shall be determined by a qualified valuation expert appointed by the Manager. The costs of appraisal shall be paid by the Company.

2.12 Goldrich Mining Company. "Goldrich Mining Company" or "GMC" shall mean the Alaska corporation (Alaska Entity #4381D), formerly known as Little Squaw Mining Company and Little Squaw Gold Mining Company, its successors and assigns, including without limitation, any person or entity acquiring an interest in the Claims which are the subject of the Lease (as defined herein).

2.13 Goldrich Placer. "Goldrich Placer" or "Goldrich" shall mean the Alaska limited liability company (Alaska Entity #10004028), its successors and assigns.

2.14 Lease. The "Lease" shall mean that Placer Mining Claims Lease and Assignment by and among GMC, Goldrich and NyacAU, of even date herewith, which conveys all GMC's right, title and interest with respect to placer gold on the Claims to the Company subject to the terms and conditions in the Lease, this Agreement and the Term Sheet (as defined herein).

2.15 Loan3. "Loan 3" shall mean that interest-bearing loan from NyacAU to the Company to fund the Company's exercise of the Option (as defined herein), as more particularly described in Section 6.3.

2.16 LOC1. "LOC1" shall mean that interest-bearing line of credit extended by NyacAU to the Company to fund the Company's operations, as more particularly described in Section 6.1.

2.17 LOC2. "LOC2" shall mean that interest-bearing line of credit extended by NyacAU to GMC to fund lode exploration at the Claims, as more particularly described in Section 6.2.

2.18 London PM. "London PM" shall mean the price per ounce established by the London Bullion Market Association afternoon (P.M.) gold price fixing on the date of the event which triggers the calculation.

2.19 Manager. "Manager" shall refer to NyacAU, LLC being the initial Manager of the Company. NyacAU, LLC shall serve as Manager unless and until all the Members agree in writing to the designation of a new manager.

2.20 Members. "Members" shall mean any person or entity holding an Ownership Interest in the Company, whether as an initial Member, as a result of a Transfer (as defined herein) from an initial Member or any other Member, or by acquiring such interest directly from the Company, provided the Transfer or acquisition is approved under the terms of this Agreement.

2.21 Minimum Investment Requirements. "Minimum Investment Requirements" shall mean the minimum required cumulative expenditures for Company operations to be funded by a line of credit (identified herein as LOC1) from NyacAU as follows:

> By September 30, 2012 - $2,000,000; provided that, this amount and every annual requirement thereafter shall be reduced by $1,000,000 if an Individual Permit from the U.S. Army Corps of Engineers for placer mining is not obtained before July 1, 2012.
>
> By September 30, 2013 - $4,000,000 cumulative total.
>
> By September 30, 2014 - $5,000,000 cumulative total.
>
> By September 30, 2015 - $6,000,000 cumulative total.

The Minimum Investment Requirements shall be reduced by any revenues of the Company from the production of gold used to pay for Company operations. Minimum Investment Requirements shall not be required after Commercial Production is obtained.

2.22 Minimum Production Requirements. "Minimum Production Requirements" shall mean the quantity of placer gold that must be produced from the Claims in a specified time period to satisfy the allocation of revenue and distribution requirements of the Company as set forth in Section 7.3 of this Agreement; provided that, if an Individual Permit from the U.S. Army Corps of Engineers for placer mining is not obtained by July 1, 2012, then the Manager may elect to extend by one (1) year all Minimum Production Requirements.

2.23 Net Asset Value. "Net Asset Value" shall mean the value of the placer gold being paid for within any then-existing placer deposits on the Claims that have been identified at least to the level of certainty described in the Preliminary Assessment.

> 2.23.1 Calculation. The Net Asset Value shall be calculated at the London PM, less the cost of recovering the gold, using a term of mine life based on the quantity of placer gold being paid for, divided by a production rate (1) equal to the average production rate of the preceding two (2) years, or (2) equal to the actual production rate, if production has been occurring for less than two years, or (3) equal to 11,735 ounces per year, if no production has yet occurred, and at a discount rate equal to the interest rate of a U.S. treasury bill

with a term equal to the term of mine life calculated to mine the placer gold at issue plus two percent (2%). After Commercial Production is achieved and the Company has two (2) years of production, the cost of recovering the gold shall be the average cost of gold produced by the Company for the preceding two (2) years. Otherwise, the cost of recovering the gold shall be the average cost of gold produced at Nyac, Alaska, by Nyac Mining Company, LLC, an Affiliate of NyacAU, for the preceding two (2) years. An example of the NAV calculation is attached to this Agreement in ***Exhibit B***.

2.23.2 Defining the Asset. If a determination of Net Asset Value is required for any purpose under this Operating Agreement or the Lease, the Members may rely on the placer deposits as identified in the Preliminary Assessment, or, at the election and expense of any Member, the Company shall conduct drilling operations to ascertain the nature and extent of the then-existing placer deposits on the relevant Claims. The drilling operations shall be conducted over no more than ninety (90) days of operation during the mining season. The drilling data collected, together with all other existing placer gold data for the Claims, including but not limited to the Preliminary Assessment and data on which it is based, shall be provided to a Qualified Person (as defined in NI 43-101), mutually selected by the Members, who shall make a determination of the scope and nature of placer deposits on the relevant Claims, to at least the level of certainty described in the Preliminary Assessment, within one hundred twenty (120) days of being engaged by the Company. If the Members cannot agree on a Qualified Person, a Member may apply to the Presiding Superior Court Judge for the Third Judicial District at Anchorage, Alaska, for an appointment. The Qualified Person's determination shall be binding on the parties for purposes of calculating the Net Asset Value.

2.24 Note 1. "Note 1" shall mean that promissory note executed by the Company to secure LOC1.

2.25 Note 2. "Note 2" shall mean that promissory note executed by GMC to secure LOC2.

2.26 Note 3. "Note 3" shall mean that promissory note attached as Exhibit 9 to the Term Sheet to be used to secure Loan3 if the Company borrows funds from NyacAU to exercise the Option. Note 3 shall be executed at the time of such loan, if ever.

2.27 NyacAU. "NyacAU" or "NyacAU, LLC" shall mean the Alaska limited liability company (Alaska Entity #10003031), its successors and assigns.

2.28 Operating Expenses. "Operating Expenses" shall mean and include all costs associated with extracting the gold from the Claims, including but not be limited to, all pre-commencement expenses, labor, supervision, payroll taxes and charges, engineering, research, supplies, equipment, contract services, taxes (including mining license taxes), royalties (including production royalties), legal fees, transportation, management salaries, and accounting expenses, but Operating Expenses shall not include capitalized equipment leases or purchases.

2.29 Option. "Option" shall mean that *Option to Purchase Royalty Interest* for two hundred fifty thousand dollars ($250,000) granted to Company by GMC with respect to a two percent (2%) royalty interest in certain mining claims and interests at the Claims held by Eskil Anderson, his heirs, legal representatives, or successors ("Interest Holder"), as more specifically described in that Assignment of Option and Right of First Refusal executed by GMC and the Company and effective on April 2, 2012.

2.30 Ownership Interest. "Ownership Interest" shall mean all interests which are held by virtue of being a Member of the Company, including without limitation, voting rights, the interest which entitles a Member to share in the tax allocations and Distributions of the Company, and all such other rights, interests and privileges a Member enjoys by being a Member pursuant to this Agreement and the Act. The transferee of an Ownership Interest Agreement shall have the rights of an assignee under the Act unless and until admitted as a Member according to the terms of this Agreement.

2.31 Preliminary Assessment. "Preliminary Assessment" shall mean the *Goldrich Mining Company Preliminary Assessment, Data Analysis and Mining Methods Summary, Little Squaw Creek Alluvial Gold Deposit, Chandalar, Alaska*, dated February 9, 2009. Except for tax information and assumptions made in the Preliminary Assessment, adjustments for gold mined in 2009 and 2010, normal cost increases since completion of the Preliminary Assessment, and the average grade of gold being eighty-four percent (84%) instead of eighty-seven percent (87%) as assumed in the Preliminary Assessment, the Members acknowledge and agree that the information set forth in the Preliminary Assessment has induced NyacAU's investment in the Company and assumption of the obligations set forth in this Agreement.

2.32 Reserves. "Reserves" shall mean annual operational and capital reserves of the Company, in an amount determined in the Manager's sole and absolute discretion; provided, however, that Reserves shall not exceed three million dollars ($3,000,000 US) in any year, including no more than two million dollars ($2,000,000 US) in capital expenditures, without written approval of all Members. Reserves shall also include amounts set aside for reclamation at the request of any Member as described in Section 4.5.

2.33 Term Sheet. "Term Sheet" shall mean that Term Sheet by and between Goldrich Placer, LLC and NyacAU, LLC, effective as of April 2, 2012, together with Exhibits thereto.

2.34 Transfer. For purposes of this Agreement, "Transfer" shall mean a sale, conveyance or transfer, whether voluntary, involuntary or by operation of law, of a Member's Ownership Interest in the Company.

ARTICLE III
MEMBERS AND CAPITAL CONTRIBUTIONS

3.1 Members and Ownership Interests. The names and addresses of the initial Members and their respective Ownership Interests are set forth on ***Exhibit A*** annexed hereto.

3.2 Additional Members. No additional Members may be admitted to the Company without the prior written consent of all Members. The transferee of a Member's Ownership Interest shall have the rights of an assignee under the Act unless and until the transferee is admitted as a Member.

3.3 Additional Capital. No Member shall be required to contribute any additional capital to Company. No Member shall have any personal liability for any obligation of Company.

3.4 Maintenance of Capital Accounts. A separate Capital Account shall be maintained for each Member. No Member shall have any obligation whatsoever, whether on liquidation or otherwise, to restore a deficit balance in its capital account to zero.

3.5 No Interest on Capital Contributions. No interest will be paid on Members' capital contributions.

3.6 Annual Meeting. The Members will hold an annual meeting on or before March 15 to discuss plans for the upcoming mining season and other business that may properly come before the Members.

ARTICLE IV
RIGHTS OF MEMBERS

4.1 Participation in Management. All Members shall be entitled to vote on matters which must be submitted to a vote of the Members as required by this Agreement. Members shall act by majority vote where approval requires the affirmative vote of the Members holding more than fifty percent (50%) of the Ownership Interest. Voting may take place at a meeting of the Members called by the Manager, or by written consent setting forth the action to be taken and signed by the Members entitled to vote. Otherwise, a Member, in its capacity as a Member, shall take no part in the control, management, direction or operation of the affairs of the Company and shall have no authority to act, enter into any agreement, or incur any liability on behalf of the Company.

4.2 Member Approval. The Manager shall not, without the approval by Member vote or prior written consent of the Members, take any of the following actions:

(a) Confess judgment against the Company; or

(b) Execute or deliver any assignment for the benefit of creditors of the Company; or

(c) Sell or assign substantially all of the Company's assets; or

(d) Enter into any agreement that uses the Claims or gold production from the Claims as security for any purpose.

4.3 Transactions between Company and a Member or Affiliate. Transactions between the Company and a Member, including the Manager, or any Affiliate of a Member or the Manager are "related party transactions" subject to prior written approval of the Members. Each Member agrees to fully disclose all material terms of any related party transaction with the Company to the other Members and to disclose the calculations and method of allocation for costs related to shared employees and services. Such transactions shall not be void or voidable so long as the terms are reasonable and comparable to an arms-length transaction between unrelated persons. A list of all ongoing related party transactions shall be maintained by the Company and made available upon request to the Members. Transactions by and among Members or Affiliates that do not relate to the Company are not to be considered related party transactions.

4.4 Access to Company Data. The Members shall have full access to all of the data generated by the Company's operations.

4.4.1 Reserve and Resource Estimate. Any Member shall have the right, at such Member's expense, to perform a reserve and resource estimate for the Claims using data generated by the Company's operations.

4.4.2 Monthly Operating Report. Any Member may request, and the Company shall provide, a monthly operating expense report, including the following information:

(a) Executive summary briefly describing major accomplishment, major issues and plans for the following month, in approximately three short paragraphs with bullet points;

(b) Safety and accident statistics;

(c) Cubic yards stripping – approximate daily and monthly totals;

(d) Cubic yards processed – approximate daily and monthly totals;

(e) Approximate clean up details, including raw gold produced;

(f) Plant and equipment maintenance, focusing only on major maintenance items or issues (i.e., where costs are anticipated to be over ten thousand dollars ($10,000), and, if available, mechanical availability and utilization statistics;

(g) Employee/personnel count, including absenteeism and turnover information.

4.5 Reclamation Reserve. Any Member may request that the Manager establish a reserve of up to three hundred thousand dollars ($300,000 US) to be used for the Company's reclamation of the Claims. A Member may also request a reclamation reserve in excess of three hundred thousand dollars ($300,000 US) based upon an independent evaluation of reclamation costs at the Claims. An independent evaluator retained for this purpose shall be approved by all

Members. The Member requesting the independent evaluation shall pay the cost of the evaluation.

4.6 Right to Purchase and Extinguish Royalty Interest. If the Company exercises the Option, Goldrich or its designee shall have the exclusive right to purchase the royalty interest described in the Option from the Company by lump sum payment or repayment of Loan3 as described in Article X. This right to purchase shall continue until the earlier of Loan3 repayment through Goldrich's share of production as described in Article X, or one (1) year after dissolution of the Company. The royalty interest shall be extinguished upon its purchase by Goldrich or its designee.

4.7 Rights upon Default of Payment Obligations. In the event any material restriction on access to the Claims or interference with the Company operations results from Goldrich's or GMC's failure to pay money to any person, and Goldrich or GMC does not pay the sum within thirty (30) days written notice thereof or post a bond for the benefit of the Company in an amount equal to one hundred fifty percent (150%) of the sums due, the Company or NyacAU, as applicable, may take any or all of the following actions in NyacAU's absolute discretion:

(a) Declare the outstanding principal balance of any or all lines of credit (defined herein as LOC1 and LOC2) and/or loans (e.g., Loan3) as due and payable, and foreclose NyacAU's security interests thereon;

(b) Cease funding LOC1 and/or LOC2;

(c) Pay the sum(s) due and recoup the sum(s) paid, with interest at the annual rate applied to LOC2 and Loan3;

(d) Dissolve the Company, wind up and liquidate the assets as provided for in Article XIV.

4.8 Right to Enforce Term Sheet. In addition to the rights and remedies granted herein, the Members shall be entitled to any remedy at law or equity for the breach of the representations and warranties in the Term Sheet, incorporated herein, including without limitation the representations and warranties of the Preliminary Assessment and NyacAU's implied agreement to operate the Company in good faith. Any Member may seek relief in any court of competent jurisdiction for such breach.

ARTICLE V
OBLIGATIONS OF GOLDRICH MEMBER

5.1 Lease and Assignment of Claims. Subject to GMC's right to conduct lode exploration activities on the Claims, Goldrich shall lease from GMC and assign to the Company the exclusive right and license to explore for, develop, mine and control all placer gold located on or extracted from all of the Claims, including without limitation, the right to use all associated water rights, mining permits, leases and licenses in existence as of April 2, 2012, as more fully

set forth in the Lease. The rights and license granted to the Company by the Lease shall not terminate unless and until the Company ceases all placer exploration and placer mining operations on the Claims ("Cessation of Operations" as defined at Article II) or the Company is dissolved and wound up, whichever occurs first.

5.2 Annual Affidavits and Rent. Goldrich or its designee shall file the State of Alaska Affidavit(s) of Annual Labor and pay the annual rent for the Claims. The Company agrees to provide any information Goldrich or its designee may need in order to file the Affidavits. Goldrich or its designee will provide the Company with copies of the annual Affidavits and proof of rent payments at least thirty (30) days prior to the filing deadlines. If such documentation is not provided timely, the Company may file and/or pay to preserve the Claims and recover the expense from Goldrich.

5.3 Water Rights. Goldrich or its designee shall maintain the existing water rights appurtenant to or on the Claims as of April 2, 2012. The Company shall maintain any new water rights it acquires after April 2, 2012.

5.4 Vendor Agreements. Goldrich and its Affiliate GMC shall assign or otherwise make available to the Company all agreements with vendors and suppliers in effect as of April 2, 2012, without markup over Goldrich or GMC's cost.

5.5 Property and Equipment Lease by Goldrich or Affiliates. Goldrich and GMC will make available to the Company for lease, with the option to purchase, selected personal property and equipment, including without limitation, the wash plant, located on the Claims as of April 2, 2012. The Company may, but is not obligated to lease any or all such property as determined in the sole and absolute discretion of the Manager. Any such lease shall be at the fair market rental value of such assets, on such terms and conditions as agreed to in a separate equipment or personal property lease between the parties on terms as favorable as equipment leased by the Company from related parties. The fair market rental value for assets leased from Goldrich or GMC shall be based on the depreciated book value for accounting purposes as of December 31, 2011, plus, at Goldrich's or GMC's discretion to capitalize or expense, freight paid for delivery (excluding depreciated capitalized freight).

ARTICLE VI
OBLIGATIONS OF NYACAU MEMBER

6.1 Operating Capital Line of Credit. NyacAU shall fund a private line of credit ("LOC1") as evidenced by the promissory note dated April 2, 2012, on behalf of the Company ("Note 1") for the benefit of the Company to pay Operating Expenses sufficient to fulfill the Minimum Investment Requirements and bring the placer gold at the Claims into Commercial Production.

6.1.1 Security Interest. NyacAU shall be entitled to a recorded security interest in all placer gold production from the Claims as collateral for repayment of fifty percent (50%) of LOC1.

6.1.2 Interest. LOC1 shall earn interest at the AFR (Short Term) as of the date of the Term Sheet. NyacAU agrees to pay Goldrich one-half of the interest received from the Company on LOC1.

6.1.3 Repayment. The Company shall repay LOC1 from revenue generated by placer gold production from the Claims, after payment of Operating Expenses, as described in Article X, or otherwise as described herein.

6.2 Lode Drilling Line of Credit. NyacAU shall fund a second private line of credit ("LOC2") up to a maximum, cumulative amount of nine hundred fifty thousand dollars ($950,000 US) as evidenced by the promissory note dated April 2, 2012, executed by GMC ("Note 2") to pay for lode drilling at the Claims as described herein. LOC2 shall earn annual interest at the published Wall Street Journal Prime Rate as of the date Note 2 is signed, plus two percent (2%), but in no event shall the annual interest rate be less than ten percent (10%). Note 2 shall permit prepayment without penalty.

6.2.1 Security Interest. NyacAU shall be entitled to a recorded security interest in all placer gold production from the Claims as collateral for repayment of one hundred percent (100%) of LOC2.

6.2.2 Repayment. LOC2 shall be repaid from the Goldrich share of distributions generated by placer gold production from the Claims as described in Article X, or otherwise as described herein.

6.2.3 Purpose of LOC2. LOC2 shall be used solely to pay invoices for work performed pursuant to Exhibits B and D of the Black Rock Contract and invoiced pursuant to Exhibit E of the Black Rock Contract; provided that, in the event (a) GMC properly terminates the Black Rock Contract as allowed by paragraph 16 of the Black Rock Contract, or (b) Black Rock unilaterally terminates the Black Rock Contract, other than as allowed under paragraphs 16 and 17 of the Black Rock Contract, then GMC has the option to contract with another drilling company to continue exploration at the Claims and to have the cost of such drilling be paid from the undisbursed balance of LOC2, subject to repayment as provided herein.

6.2.4 Effect of Termination. NyacAU's obligation to fund LOC2 shall terminate immediately, and NyacAU shall be entitled to immediate repayment of the outstanding LOC2 balance in the event that:

(a) GMC unilaterally terminates the Black Rock Contract other than as allowed by paragraph 16 of the Black Rock Contract; or

(b) Black Rock properly terminates the Black Rock Contract as allowed under paragraph 16 of the Black Rock Contract; or

(c) Either Black Rock or GMC properly terminates the Black Rock Contract as allowed under paragraph 17 of the Black Rock Contract for force majeure.

6.2.5 Invoices. Goldrich shall ensure that GMC timely reviews and approves the Black Rock Contract invoices on a weekly basis.

6.2.6 GMC Responsibility. The Members acknowledge and agree that GMC is solely responsible for payment of any sums in excess of nine hundred fifty thousand dollars ($950,000 US) expended under the Black Rock Contract and for any items which GMC is to provide, or for which GMC is to provide performance, including but not limited to those items set forth in Exhibit C of the Black Rock Contract and the items identified as "Client Cost" in Exhibit E to the Black Rock Contract.

6.2.7 Limited Guaranty. Funding of LOC2 shall be personally guaranteed by J. Michael James ("James"). Notwithstanding this guaranty, the Members acknowledge and agree that neither the Company, nor NyacAU, nor James, shall have any obligation to pay for or reimburse any expenditure for hard rock drilling or lode exploration activities at the Claims except as described in this Section 6.2.

6.3 Option Loan. If the Company gives notice to GMC on or before March 23, 2013, that the Company will exercise the Option on or before June 23, 2013, and GMC or its designee does not exercise GMC's exclusive right of first refusal as described in the *Assignment of Option and Right of First Refusal* executed by GMC and NyacAU and effective on April 2, 2012, then NyacAU shall loan the Company two hundred fifty thousand dollars ($250,000 US) to fund the purchase of the royalty interest from the Interest Holder ("Loan3"). Loan3 shall be evidenced by a promissory note executed on behalf of the Company ("Note 3") and shall earn annual interest at the published Wall Street Journal Prime Rate as of the date Note 3 is signed, plus two percent (2%), but in no event shall the annual interest rate be less than ten percent (10%). Note 3 shall permit prepayment without penalty.

6.3.1 Security Interest. NyacAU shall be entitled to a recorded security interest in all placer gold production from the Claims as collateral for repayment of one hundred percent (100%) of Loan3.

6.3.2 Repayment. Loan3 shall be repaid from the Goldrich share of distributions generated by placer gold production from the Claims as described in Article X, or otherwise as described herein.

6.4 Property and Equipment Lease by NyacAU or Affiliates. NyacAU or one or more of its members, managers, employees, parents, affiliates, lenders, guarantors, agents and assigns (collectively, "NyacAU Parties") may lease, with option to purchase, to the Company such personal property and equipment as may be reasonably necessary or desirable for efficient operations at the Claims. Any such lease shall be at the fair market rental value of such assets, on such terms and conditions as agreed to in a separate agreement between the parties which shall be disclosed to and approved by the Members as required by Section 4.3. The fair market rental

value for assets leased from NyacAU or the NyacAU Parties shall be based on the depreciated book value for accounting purposes as of December 31, 2011 or the purchase date if later, plus, at NyacAU's or the NyacAU Parties' discretion to capitalize or expense, freight paid for delivery (excluding depreciated capitalized freight).

6.5 Gold Clean-Up and Recovery. The Manager shall notify the Members at least twenty-four (24) hours in advance of each gold clean-up, or alternatively, may provide a monthly schedule to satisfy this notice requirement. The Members shall have the right to have a representative present and to independently weigh all gold recovered at each clean-up.

ARTICLE VII
MANAGEMENT

7.1 Management of Company by Manager. Except for matters requiring Member approval as described herein, the management of the Company shall be vested exclusively in the Manager. All decisions concerning the business affairs of the Company shall be made by the Manager. All documents executed on behalf of the Company need only be signed by a duly authorized representative of the Manager. The Manager shall have full and complete authority and power to take any and all actions reasonable and appropriate to manage and control the business, affairs and properties of the Company and do any and all acts necessary and incident thereto.

7.2 Duties of the Manager. The Manager shall:

7.2.1 Devote so much of its time and attention to the Company as in its judgment is reasonably necessary to manage properly the affairs of the Company; provided, however, that the Manager is at all times specifically permitted to engage in any other business ventures and activities including such activities as may be deemed to be in competition with the Company;

7.2.2 Cause the Company to have insurance coverage in such amounts required by law or believed by the Manager to be adequate, whichever is greater, for the benefit of the Company, including without limitation, insurance required by the Lease and to fund the Company's indemnification obligations as described herein and the Lease, with the Members and the members of each Member named as additional insureds to the extent such coverage is available;

7.2.3 Prepare and provide to the Members, for review but not approval, an annual budget of the Company's forecasted operating expenses and capital expenditures for the next calendar year no later than December 15th of each year;

7.2.4 Determine, consistent with the annual budget, whether the Company should establish Reserves;

7.2.5 Maintain full and accurate books of account for the Company.

7.3 Minimum Production Requirements. The Manager shall use its best efforts to achieve the Minimum Production Requirements for the Company as follows:

7.3.1 Start Up Period. There shall be no Minimum Production Requirement for calendar years 2012, 2013 or 2014, unless the Company achieves Commercial Production prior to 2015.

7.3.2 First Year of Requirements. The Minimum Production Requirement for 2015 shall be a quantity of placer gold production sufficient to distribute fifteen hundred (1,500) ounces of gold to each Member after the allocation of revenue to Operating Expenses, payment of LOC1, and establishment of Reserves as required or permitted by this Agreement. The distribution of gold to Goldrich required by this Section shall be used to pay the outstanding balance of LOC2 and Loan3 as provided for in Article X.

7.3.3 After First Year of Requirements. The Minimum Production Requirements for 2016 and each year thereafter shall be a quantity sufficient to distribute fifteen hundred (1,500) ounces of gold to each Member (e.g., three thousand (3,000) ounces total) after the allocation of revenue to Operating Expenses, payment of LOC1, and establishment of Reserves as required or permitted by this Agreement. The distribution of gold to Goldrich required by this Section shall be used to pay the outstanding balance of LOC2 and Loan3 as provided for in Article X.

7.3.4 Right to Satisfy Requirements Early. The Minimum Production Requirement for any year may be satisfied earlier than is required by this Section based on a three-year rolling average. By way of example and not limitation, if the Company distributed forty-five hundred (4,500) ounces of gold to Goldrich and forty-five hundred (4,500) ounces of gold to NyacAU in 2015, the minimum production requirements through 2017 would be met.

7.3.5 Average Minimum Production Requirements. If the annual Minimum Production Requirements are not met in 2015 or 2016, the Minimum Production Requirements shall be averaged for the years 2015, 2016 and 2017. If the Company has produced sufficient gold based on a three-year average to meet the total distribution requirement of forty-five hundred (4,500) ounces to Goldrich and forty-five hundred (4,500) ounces of gold to NyacAU by the end of the 2017 season or sooner, the Company shall be deemed to have met the Minimum Production Requirements for each year. Thereafter, the annual Minimum Production Requirement shall be deemed met if the Company distributes an average of a minimum of fifteen hundred (1,500) ounces per year to each Member over a rolling three-year period ("Average Minimum Production Calculation"). Gold produced and counted to satisfy one (1) year's Minimum Production Requirement shall not be counted in any other year for purposes of the Average Minimum Production Calculation.

7.3.6 Commercial Production. If the Company pays annual Operating Expenses and distributes fifteen hundred (1,500) ounces of gold to each Member before 2015, it may

notify the Members that Commercial Production has begun and the Average Minimum Production Calculation will apply for all years thereafter.

7.3.7 Price Adjustment to Minimum Production Requirements. In the event the price of gold falls below one thousand five hundred dollars ($1,500 US) per ounce, as established by the London PM on December 1 of each year for the years in which minimum production is required, then the annual Minimum Production Requirement of fifteen hundred (1,500) ounces as described in this Section will be reduced by one hundred (100) ounces for each one hundred dollars ($100 US) per ounce decrease in the price, to the minimum price of one thousand dollars ($1,000 US) per ounce for the next year. By way of example and not limitation, if the London PM price of gold is one thousand three hundred dollars ($1,300 US) per ounce on December 1, 2016, the Minimum Production Requirement for 2017 will be thirteen hundred (1,300) ounces. In the event the London PM price of gold falls below one thousand dollars ($1,000 US) per ounce on December 1 in any year with a Minimum Production Requirement, there will be no Minimum Production required for the next year and such year will be eliminated from the Average Minimum Production Calculation set forth above.

7.3.8 Permitting Delay. If the Company is unable to obtain an Individual Permit from the U.S. Army Corps of Engineers for placer mining by July 1, 2012, then the Manager may elect to extend by one (1) year all Minimum Production Requirements.

7.4 MSHA Notification. In the event of an immediately reportable accident as defined by the United States Mine Safety and Health Administration ("MSHA") where MSHA must be notified within fifteen (15) minutes, the Manager shall notify the Members of the accident as soon as possible but not more than twelve (12) hours after the Manager knows or should have known of the accident. Additionally, the Manager shall notify the Members within twenty-four (24) hours in the event of any of the following:

(a) Work stoppage for any reason greater than forty-eight (48) hours;

(b) Citation or written warning by any governmental agency;

(c) Notice given by the LLC to any governmental authority advising of any environmental or other incident;

(d) Inspection of operations by governmental authorities, including copies of any written documentation of such inspection by such authorities.

Notification given to a Member's on-site representative, if on-site, shall satisfy the notice requirements of this Section.

7.5 Management Salaries and Reimbursements. The Company shall pay reasonable management salaries for the individuals managing the Company. The initial management salary total approved by the Members shall be four hundred fifty thousand dollars ($450,000 US) per

year. The management salary total shall automatically increase by the annual increase, if any, in the Consumer Price Index for Anchorage, Alaska (CPI-U) published by the State of Alaska, with a 2012 base year. The Manager shall also be reimbursed by the Company for all reasonable expenses incurred by the Manager in managing the Company, including without limitation, overhead, administrative and travel expenses, expenses incurred in the promotion of the Company, and the costs and expenses of professional, technical and other services incurred by the Manager.

7.6 Manager's Obligation of Good Faith and Fair Dealing. The Manager shall discharge its duties and exercise any rights under this Agreement consistent with the contractual obligation of good faith and fair dealing.

ARTICLE VIII
INDEMNIFICATION

8.1 Indemnification. Except as described in Section 8.2, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim or action by reason of the fact that such person is or was a Manager or a Member of the Company, against expenses actually or reasonably incurred by such Manager or Member in connection with the defense or settlement of such claim or action, if such Manager or Member acted in good faith and in a manner such Manager or Member reasonably believed to be in, or not opposed to, the best interests of the Company.

8.1.1 Sole Responsibility. The Company shall be solely liable for any environmental spills, hazards, remediation, clean up, impact studies and similar obligations directly resulting from the Company's placer operations and shall indemnify, defend and hold harmless the Manager and Members from any such liability.

8.1.2 Gross Negligence or Willful Misconduct. Notwithstanding the foregoing, no Manager or Member shall be entitled to indemnification hereunder for any conduct arising from the gross negligence or willful misconduct of such Manager or Member or reckless disregard in the performance of the Manager's or Member's duties hereunder.

8.1.3 Cost of Defense. Expenses (including attorney's fees) may be paid by the Company in advance of the final disposition of the claim or action.

8.1.4 Other Rights. The indemnification provided by this section shall not be deemed to be exclusive of any rights to which any person may be entitled under any agreement, or as a matter of law, or otherwise.

8.2 Exclusion. The Company shall not indemnify the Manager in the event that Goldrich notifies the Company in writing of any MSHA violation(s) applicable to the Company's placer operations prior to any inspection or citation and the Company fails to timely sure such violation(s). In such event, the Manager shall be financially responsible to pay all resulting fines or citations.

ARTICLE IX
TAX ALLOCATIONS

9.1 Tax Allocations. Income, gain, loss, deduction, credit and any other tax item of Company's activities shall be allocated to the Members in proportion to their respective Ownership Interests at the end of each fiscal year of the Company, except as otherwise required by applicable provisions of tax law. The Members acknowledge and agree that each Member may be responsible for payment of taxes on Company income notwithstanding that the Members have not received actual distributions in cash or in kind to fund such tax obligations.

9.2 Partial Year Allocations of Income and Loss. If a Member has not been a Member during a full fiscal year of the Company, or if a Member's Ownership Interest changes during a fiscal year, the income and loss for the year will be allocated to the Member based only on the period of time during which the Member was a Member or held an Ownership Interest. In determining a Member's share of the net profit or net loss for a fiscal year, the Manager may separate the Company's fiscal year into two or more segments and allocate the net profits or net losses for each segment among the persons who were Members, or who held particular Ownership Interests, during each segment based on their Ownership Interests during that segment. Notwithstanding the foregoing, the Manager may use any other permissible method to allocate profit and loss.

ARTICLE X
REVENUE ALLOCATIONS AND DISTRIBUTIONS

10.1 Revenue Allocations. On at least an annual basis, the Company shall allocate and distribute all revenue (whether in cash or as gold) generated from the Company's production of placer gold extracted from the Claims as follows:

10.1.1 Operating Expenses. The Company will first pay all Operating Expenses as defined in Section 2.28 for placer mining operations at the Claims for the current mining year. The Members understand and agree that until Commercial Production is achieved the Company will drawdown or use LOC1 to fund payment of the Operating Expenses and that repayment of LOC1 to the extent of the current year's Operating Expenses has the highest priority for payment from the current year's revenue. The parties further understand and agree that the Company will sell gold produced from the Claims to pay for Operating Expenses and the Company shall use its best efforts to sell the minimum amount of gold produced necessary to pay Operating Expenses.

10.1.2 Members' Distribution - Ten Percent (10%) Portion. After payment of Operating Expenses under Section 10.1.1, the Company will distribute in kind twenty percent (20%) of the remaining gold produced, equally, ten percent (10%) to NyacAU as a Member of the Company and ten percent (10%) to Goldrich as a Member of the Company; provided, however, that, for so long as LOC2 or Loan3 are not paid in full, the Company shall retain one hundred percent (100%) of this distribution to Goldrich and shall apply such

funds as payment to reduce the balance of LOC2 until it is paid in full, and, if the Company has exercised the Option, then shall apply such funds as payment to reduce the balance of Loan3 until it is paid in full. No payment shall be made on the balance of Loan3 until LOC2 is paid in full.

10.1.3 LOC1 Payments. After payment of Operating Expenses under Section 10.1.1 and the Members' distribution under Section 10.1.2, the Company will apply any remaining revenue to reduce the remaining balance of LOC1, if any, until it is paid in full.

10.1.4 Reserves. After payment of Operating Expenses under Section 10.1.1, the Members' distribution under Section 10.1.2, and payment of LOC1 under Section 10.1.3, the Company may fund Reserves in an amount that is consistent with the annual budget as determined in NyacAU's sole and absolute discretion subject to the limitation on Reserves described in Section 2.32.

10.1.5 Member Distributions, LOC2 Payments and Loan3 Recovery. After payment of Operating Expenses under Section 10.1.1, the Members' distribution under Section 10.1.2, payment of LOC1 under Section 10.1.3, and funding of any Reserves under Section 10.1.4, from any remaining gold production or revenue, the Company will distribute fifty percent (50%) to NyacAU as a Member of the Company and fifty percent (50%) to Goldrich as a Member of the Company; provided, however, that, for so long as LOC2 or Loan3 are not paid in full, the Company shall retain one hundred percent (100%) of the distribution to Goldrich and shall apply such funds as payment to reduce the balance of LOC2 until it is paid in full, and, if the Company has exercised the Option, then shall apply such funds as payment to reduce the balance of Loan3 until it is paid in full. No payment shall be made on Loan3 balance until LOC2 is paid in full.

10.1.6 Taxes and Royalties. The Members understand and agree that they are individually responsible for any taxes or royalties due on the sale of gold distributed to them in kind whenever that gold is sold.

10.1.7 Timing. Substantially all allocations and distributions required by this Article X shall be made no later than October 31st of each year, with any remaining allocations or distributions being completed no later than December 31st of each year, unless otherwise agreed in writing by the Members.

10.1.8 Payments. Any payment due to or from the Company or a Member may be made in cash or, at the exclusive option of the intended recipient, in gold, the cash value of which will be established by the London PM on the date the payment is made.

10.2 Distributions. Members shall have a right to Distributions from the Company before the dissolution and winding up of the Company as set forth in this Article X.

10.3 Limitations on Distributions. Notwithstanding anything contained herein to the contrary, the Company shall not make a Distribution if after the Distribution the Company would not be able to pay its debts as they become due in the ordinary course of the Company's activities.

10.4 Distributions in Liquidation. Notwithstanding the foregoing, distributions in liquidation of the Company shall be made to each Member in the manner set forth in Article XIV.

ARTICLE XI
FISCAL MATTERS; BOOKS AND RECORDS

11.1 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year.

11.2 Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Manager may select.

11.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the Manager or its designee.

11.4 Books and Records. The Manager must keep such books and records relating to the operation of the Company as are appropriate and adequate for the Company's business and for the carrying out of this Agreement.

11.5 Financial Records. The Company at all times shall maintain full and accurate books of account on an accrual basis of accounting in accordance with standard accounting practices in which shall be entered all the transactions of the Company. The Manager shall prepare and provide internal accounting reports to the Members on a monthly basis. The Manager shall provide unaudited, internal quarterly financial statements (i.e., income statement and balance sheet) to the Members within twenty-one (21) days after each quarter end.

11.6 Tax Returns. The Manager, at the Company's expense, shall cause to be prepared tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. The Company shall be taxed as a partnership.

11.7 Ownership and Access to Records; Right to Audit. All technical, scientific, operational, accounting and financial information and records associated with the Company's operations shall be property of the Company. Each Member will have full and unrestricted access to all books and records of the Company and shall have the right to review and copy or audit the finances of the Company after reasonable notice and at such Member's expense. If records are not provided in a timely fashion, any Member may request that the Company retain an independent third-party provider, mutually selected by the Members.

ARTICLE XII
TRANSFER

12.1 Restrictions on Alienation. A Member may not Transfer its Ownership Interest in the Company except as provided for in this Article XII. Transfers of less than all of the Member's Ownership Interest are not permitted and void *ab initio*.

12.2. Consent. Any Transfer of a Member's Ownership Interest in the Company is subject to the non-transferring Member's consent, which consent shall not be unreasonably withheld. Any transferee must demonstrate the technical and financial ability to perform the obligations of the transferring Member under this Agreement to the satisfaction of the non-transferring Member. Any Transfer of a Member's interest in the Company shall require the transferee to assume all obligations of the transferring party as a Member under this Agreement by executing an acknowledgement and consent to be bound by its terms. The transferring party may also be required to assume the transferring Member's obligations under related agreements, including without limitation, the Lease and related party equipment or personnel leases.

12.3 Satisfaction of Loans. Neither Goldrich nor its parent GMC shall be entitled to sell, convey or transfer any interest in Goldrich, all or part of Goldrich's Ownership Interest in the Company, or an interest in the Claims until LOC1, LOC2 and Loan3 are paid in full. Such payment obligation may be satisfied at closing of the sale, conveyance or transfer.

12.4 Transfers Subject to Lease. Any sale, conveyance or transfer by Goldrich or GMC affecting title to the Claims shall be subject to the Lease.

12.5 Right of First Refusal. In the event NyacAU desires to Transfer its Ownership Interest in the Company, Goldrich shall have the right of first refusal to purchase the interest as set forth in this Section.

12.5.1 Notice. NyacAU shall give one hundred twenty (120) days written notice to the Company and Goldrich of its intent to sell its interest. The notice must contain the terms and conditions of the proposed bona fide sale to a third-party.

12.5.2 Exercise of Right. Notice of the intent to purchase under this provision must be given to NyacAU within sixty (60) days of receiving notice of intent to Transfer.

12.5.3 Purchase Price. For NyacAU's fifty percent (50%) interest Goldrich shall pay a purchase price equal to the lesser of either (i) the same terms and conditions as the proposed bona fide sale to a third-party, or (ii) fifty percent (50%) of the Net Asset Value of the remaining, unmined portion of the Claims, plus fifty percent (50%) of the balance of LOC1, if any, and plus one hundred percent (100%) of the balance of LOC2 and Loan3, if any, including accrued interest.

12.5.4 Closing. The purchase of NyacAU's interest shall close within one hundred eighty (180) days of notice of intent to purchase unless the Members otherwise agree in writing.

12.6 Bona Fide Third-Party Transfer. If Goldrich does not purchase NyacAU's interest in the Company, then NyacAU shall be free to Transfer its Ownership Interest subject to the requirements of Section 12.2.

ARTICLE XIII
WITHDRAWAL

13.1 NyacAU Right to Withdraw. Notwithstanding anything to the contrary in this Agreement or the Act, NyacAU shall have the right to withdraw as a Member of the Company, subject to the provisions of this Article.

13.1.1 Notice. NyacAU shall give one hundred twenty (120) days written notice to the Company and Goldrich of its intent to withdraw.

13.1.2 Right to Purchase. Goldrich shall have the right, but not the obligation, to purchase NyacAU's interest for a purchase price equal to fifty percent (50%) of the Net Asset Value of the then-existing placer deposits as determined according to Section 2.23.

13.1.3 Exercise of Right. Notice of the intent to purchase under this subsection must be given to NyacAU within sixty (60) days of receiving notice of withdrawal.

13.1.4 Closing. The purchase of NyacAU's interest shall close within one hundred eighty (180) days of notice of intent to purchase unless the Members otherwise agree in writing.

13.2 Dissolution. If NyacAU's interest is not purchased by Goldrich, the Company shall be dissolved and wound down by NyacAU according to Article XIV.

ARTICLE XIV
DISSOLUTION AND TERMINATION

14.1 Dissolution. The Company shall be dissolved upon the happening of any of the following events:

14.1.1 Upon the unanimous vote of the Members to dissolve the Company; or

14.1.2 Upon order of a court of competent jurisdiction; or

14.1.3 At NyacAU's discretion as provided for in Section 4.7(d); or

14.1.4 If NyacAU does not meet the Minimum Investment Requirements unless the Members agree not to dissolve in writing; or

14.1.5 If the Company has not met the Minimum Production Requirements by the end of 2017, unless the Members agree not to dissolve in writing; or

14.1.6 Upon the events described in Section 13.2; or

14.1.7 At NyacAU's discretion if the Company cannot resolve matters with the U.S. Army Corps of Engineers in 2012 related to prior violation(s) of authorization to operate under General Permit 2006-1944, Placer Mining Activities with the State of Alaska, or related permits with respect to placer mining on the Claims; provided that, in such event, (a) NyacAU, as Manager, shall be authorized under Alaska Statute 10.50.410, *et seq.*, to take action in the course of winding up the Company, (b) NyacAU as a Member shall have priority for repayment of all lines of credit and loans to the Company prior to distribution of the assets in the course of winding up, (c) Goldrich shall be solely responsible for repaying LOC2 and Loan3 to NyacAU, and (d) only Sections 14.6 and 14.7 of this Article shall govern the dissolution.

14.2 Effect of Dissolution. The Manager shall effect the dissolution of the Company by filing such notice with the State of Alaska and publishing notice to creditors as permitted by the Act. After provision for reclamation and payment of creditors, including Members who are creditors (e.g., payment of LOC1, LOC2 and Loan3), the remaining assets of the Company, if any, shall be liquidated and distributed to the Members in cash or in kind.

14.3 Liquidation. Upon the dissolution of the Company, the Manager shall act with reasonable diligence as liquidator to wind up the Company within one (1) year, or such longer period as may be agreed to in writing by the Members. If the Manager cannot or does not accomplish the liquidation within one (1) year or any agreed upon extension, the Member that is not the Manager shall complete the liquidation. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and businesslike manner. The liquidator shall apply or distribute the assets of the Company, or the proceeds thereof, in the priority set forth below:

14.3.1 The liquidator shall pay the debts and liabilities of the Company, including the debts or liabilities (other than Capital Accounts) owed to the Members, and to the expenses of liquidation in the order of priority set forth herein.

14.3.2 The liquidator may establish any reserves that the liquidator deems necessary for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that any such reserves established by the liquidator shall be paid over to a bank or other designated agent to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the liquidator deems advisable, of distributing the balance of such reserves in the manner hereinafter provided in this Article.

14.3.3 The money and property of the Company shall then be distributed to the Members in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs.

14.3.4 The remaining money and property of the Company shall then be distributed to the Members in accordance with their Ownership Interests.

14.4 Distribution In Kind. If a Member requests distribution of a particular asset in liquidation, the liquidator shall determine whether the asset may be distributed in kind. An asset may be distributed in kind (a) if each part of the asset is fungible with each other part, and each Member receives a percentage of the asset equal in value to the Member's share of distributions, or (b) the distribution of an asset in kind can be accomplished such that the sum of the cash and Fair Market Value of all assets distributed to each Member equals the amount of the distribution to which each Member is entitled. Unless the Members agree in writing to the Fair Market Value, the liquidator shall obtain an independent appraisal of the Fair Market Value of the asset as of a date reasonably close to the date of the liquidation. Any unrealized appreciation or depreciation with respect to such asset shall be allocated among the Members (in accordance with the provisions of this Agreement assuming that the asset was sold for the appraised value) and taken into consideration in determining the balance in the Member's capital accounts as of the date of liquidation. Distribution of any such asset in kind to a Member shall be considered a distribution of an amount equal to the asset's Fair Market Value for purposes of this Article. Notwithstanding any other provision of this Section, if the asset to be distributed in kind is gold, then each Member shall receive an equal quantity of the gold and the value of the gold shall be the London PM as of the date of distribution.

14.5 Dissolution Completed. The liquidation of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefore has been made and all of the remaining property and assets of the Company have been distributed to the Members.

14.6 Claims. Upon dissolution of the Company, the Lease shall terminate and all rights, title and interest in the Claims shall revert to Goldrich or GMC as applicable, and neither the Company nor NyacAU shall have any rights, title or interest in the Claims, subject to the rights and obligations set forth in the Lease.

14.7 Royalty Interest. Upon dissolution and for one (1) year after the effective date of dissolution, Goldrich shall have an exclusive right to purchase the royalty interest held by the Company, if any, for a lump sum payment equal to the outstanding principal balance plus accrued interest on Loan3.

ARTICLE XV
MISCELLANEOUS

15.1 Further Instruments. The Members agree that each will execute any and all other instruments that may be necessary or required to carry out and effectuate any and all of the provisions of this Operating Agreement and the documents referenced herein.

15.2 Confidentiality. The Members and their respective members, managers, officers, employees, agents, representatives, successors and assigns, shall not disclose or use for their individual benefit or the benefit of any other person, any Confidential Information provided by one Member or an Affiliate thereof to another Member or Affiliate. As used herein, the term "Confidential Information" shall mean any and all information relating to the business or affairs of a Member or its Affiliate, including but not limited to information relating to plans, reports, data, finances, suppliers, servicing methods, equipment, programs, strategies, and information, analyses, profit margins or other proprietary information used by the Member or Affiliate in connection with such Member's or Affiliate's business which is not readily available to the public, including without limitation any information supplied by third parties under an obligation of confidence, regardless of its form; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of a Member, Affiliate or agent thereof, or which is required to be disclosed by a Member, Affiliate or agent thereof pursuant to law or court or governmental order, provided that the disclosing party has provided notice to the other affected parties and used commercially reasonable efforts to obtain confidential treatment of such Confidential Information to the extent permitted by law. Any proposed release of information shall be provided to the Member or the Member's designee for review and approval prior to release; provided that the release shall be deemed approved unless objection is received by the disclosing Member within twenty-four (24) hours of delivery.

15.3 Notice. Except as otherwise expressly provided herein, any notice required or permitted to be given pursuant to the provisions of the Act or this Agreement shall be effective as of the date personally delivered, or if sent by mail, on the date deposited with the United States Postal Service, prepaid and addressed to the intended receiver at its last known address as shown in the records of the Company.

15.4 Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural thereof.

15.5 Entire Agreement. This Agreement, together with Exhibits, Appendix and the documents referenced herein, contain the entire understanding between the parties and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no other representations, agreements, arrangements or understandings, oral or written, between and among the Members hereto relating to the subject matter of this Agreement.

15.6 Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and to the extent permitted by this Agreement, their respective members, managers, successors and permitted assigns, agents and legal representatives.

15.7 Severability. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

15.8 Amendments. This Operating Agreement may be altered, amended, restated, or repealed and a new Operating Agreement may be adopted by the unanimous vote of all Members after notice and opportunity for discussion of the proposed alteration, amendment, restatement, or repeal.

15.9 Litigation Expense. If any legal or arbitration proceeding is commenced for the purpose of interpreting or enforcing any provision of this Agreement, the prevailing party in the proceeding will be entitled to recover a reasonable attorney's fee in the proceeding, or any appeal relating thereto, to be set by the court or arbitrator without the necessity of hearing testimony or receiving evidence, in addition to the costs and disbursements allowed by law.

15.10 Arbitration. Except as otherwise provided herein, all disputes arising from or related to this Operating Agreement, the Lease, or operations by Goldrich, NyacAU or the Company on the Claims, including whether any dispute is arbitrable, shall be resolved by a single arbitrator in accordance with the Alaska Revised Uniform Arbitration Act. The arbitrator shall have the power to grant specific performance and injunctive relief. Venue for any arbitration shall be Anchorage, Alaska. In the event the parties cannot agree upon an arbitrator, the Presiding Judge for the Third Judicial District, State of Alaska, will choose an arbitrator from lists of arbitrators submitted by the parties. Prior to arbitration, the parties may mediate any dispute. Subject to the rights granted herein to dissolve and wind up the Company, any disputes or differences between the parties to the Operating Agreement or Lease, including the submission of any dispute to mediation or arbitration, shall not interfere in any way with NyacAU's management and control of the Company's operations.

15.11 Governing Law. This Operating Agreement shall be governed by Alaska law without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, the parties execute this Operating Agreement as of the day and year first above written.

MEMBERS:

Goldrich Placer, LLC

By: William Schara
Its: CEO/President of its Member
Goldrich Mining Company

NyacAU, LLC

By: J. Michael James
Its: Manager

15.8 Amendments. This Operating Agreement may be altered, amended, restated, or repealed and a new Operating Agreement may be adopted by the unanimous vote of all Members after notice and opportunity for discussion of the proposed alteration, amendment, restatement, or repeal.

15.9 Litigation Expense. If any legal or arbitration proceeding is commenced for the purpose of interpreting or enforcing any provision of this Agreement, the prevailing party in the proceeding will be entitled to recover a reasonable attorney's fee in the proceeding, or any appeal relating thereto, to be set by the court or arbitrator without the necessity of hearing testimony or receiving evidence, in addition to the costs and disbursements allowed by law.

15.10 Arbitration. Except as otherwise provided herein, all disputes arising from or related to this Operating Agreement, the Lease, or operations by Goldrich, NyacAU or the Company on the Claims, including whether any dispute is arbitrable, shall be resolved by a single arbitrator in accordance with the Alaska Revised Uniform Arbitration Act. The arbitrator shall have the power to grant specific performance and injunctive relief. Venue for any arbitration shall be Anchorage, Alaska. In the event the parties cannot agree upon an arbitrator, the Presiding Judge for the Third Judicial District, State of Alaska, will choose an arbitrator from lists of arbitrators submitted by the parties. Prior to arbitration, the parties may mediate any dispute. Subject to the rights granted herein to dissolve and wind up the Company, any disputes or differences between the parties to the Operating Agreement or Lease, including the submission of any dispute to mediation or arbitration, shall not interfere in any way with NyacAU's management and control of the Company's operations.

15.11 Governing Law. This Operating Agreement shall be governed by Alaska law without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, the parties execute this Operating Agreement as of the day and year first above written.

MEMBERS:

Goldrich Placer, LLC

William Schara

By: William Schara
Its: CEO/President of its Member
Goldrich Mining Company

NyacAU, LLC

____

By: J. Michael James
Its: Manager

COMPANY:

Goldrich NyacAU Placer, LLC

____

By: J. Michael James
Its: Manager of its Manager
NyacAU, LLC

EXHIBIT A

Annexed to the Operating Agreement for
Goldrich NyacAU Placer, LLC dated April 2, 2012

Members and Ownership Interest

Member	**Ownership Interest**
Goldrich Placer, LLC	50.00%
NyacAU, LLC	50.00%
Total	100.00%

EXHIBIT B - Net Asset Value Calculation
Annexed to the Operating Agreement for Goldrich NyacAU Placer, LLC dated April 2, 2012

Calculated Net Profit

A	Contained gold in selected area		36,000
B	LBMA PM Gold Fix Price		$ 1,650
A x B = C	Calculated contained gross gold value		$ 59,400,000
	Calculated cost to mine		
D	Production cost per ounce of gold for year 1	$ 680	
E	Production cost per ounce of gold for year 2	$ 650	
(D + E)/2 = F	Average production cost per ounce of gold	$ 665	$ 665
=A	Multiply by total ounces		36,000
A x F = G	Total calculated production cost		$ 23,940,000
C - G = H	Total calculated net profit		$ 35,460,000
H/A = I	Calculated net profit per ounce of gold produced		$ 985

Calculated Production Rate and Term of Cash Flow

	Calculated production rate			
J	Ounces of gold produced for year 1	10,000		
K	Ounces of gold produced for year 2	12,000		
(J + K)/2 = L	Average production rate	11,000	11,000	
A/L = M	Calculated Term (Contained gold/production rate)			3.27

Interest Rate for Equivalent Term Treasury Bill plus 2%

N	3%

Present Value of Calculated Production

	Year	Calculated production - ozs of gold	Calculated Net Profit	Present Value
O*	1	11,000	$ 10,835,000	$10,519,417
P*	2	11,000	$ 10,835,000	$10,213,027
Q*	3	11,000	$ 10,835,000	$ 9,915,560
R*	3.27	3,000	$ 2,955,000	$ 2,682,747
			$ 35,460,000	
S** **Net Asset Value**				$33,330,751

* O,P,Q.R: Calculated production is based on line L . Calculated net profit is equal to the calculated production times line I. Present value is calculated using interest rate on line N.

** Net Asset Value is sum of present value of lines O,P,Q, & R.

APPENDIX 1
Leased Mining Claims

Part A
Unpatented Alaska State Traditional Mining Claims
Chandalar Mining District

ADL #	Claim Name	Creek Location	Township Range F.M.	Quarter Quarter Section
319523	No. 2 Below Discovery	Big Squaw Creek	32N 3W	S28
319524	No. 3 Below Discovery	Big Squaw Creek	32N 3W	S28 & S27
319525	No. 4 Below Discovery	Big Squaw Creek	32N 3W	S27 & S28
319526	No. 5 Below Discovery	Big Squaw Creek	32N 3W	S27 & S22
319527	No. 6 Below Discovery	Big Squaw Creek	32N 3W	S22
319528	Spring Creek #4	Spring Creek	32N 3W	S22
319529	Spring Creek #3	Spring Creek	32N 3W	S22
319530	Spring Creek #2	Spring Creek	32N 3W	S23
319531	Spring Creek #1	Spring Creek	32N 3W	S23
319532	No. 1 Below Discovery	Little Squaw Creek	32N 3W	S23 & S26
319533	Discovery	Little Squaw Creek	32N 3W	S26
515440	No. 2 Below Discovery	Tobin Creek	31N 3W	S6 & S7
515441	No. 3 Below Discovery	Tobin Creek	31N 3W/4W	S6, S7 & S1, S12
515442	No. 4 Below Discovery	Tobin Creek	31N 3W/4W	S7 & S12
515443	No. 4 Below Fraction	Tobin Creek	31N 4W	S12
515444	Discovery	Woodchuck Creek	31N 3W	S6
515445	No. 2 Above Discovery	Little Squaw Creek	32N 3W	S26
515447	Upper Discovery	Big Creek	31N 3W	S10
515452	No. 5 Below Upper Discovery	Big Creek	31N 3W	S9, S10, S15 & S16
515468	Shamrock Lode	Little Squaw Peak	31N 3W	S3
515469	Rex Lode	Little Squaw Peak	31N 3W	S3
515470	Summit	Little Squaw Peak	31N 3W	S3

ADL #	Claim Name	Creek Location	Township Range F.M.	Quarter Quarter Section
515471	Chandalar Lode	Little Squaw Peak	31N 3W	S4
515472	West Chandalar	Little Squaw Peak	32N 3W	S33
515473	Star East Fraction	Little Squaw Peak	31N 3W	S10
515474	Golden Eagle Fraction	Little Squaw Peak	31N 3W	S10
645852	No. 2 Above Discovery	Little Squaw Creek	32N 3W	S26
663873	No. 1 Below Upper Discovery	Big Creek	31N 3W	S10
663874	N0. 4 Above Discovery	Little Squaw Creek	32N 3W	S34
641349	LSQ #2	Little Squaw Creek	32N 3W	NE NE S34
641350	LSQ #3	Little Squaw Creek	32N 3W	NW NW S35
641351	LSQ #4	Little Squaw Creek	32N 3W	SW SW S24
641352	GDM #1 AMD	Big Creek	31N 3W	NW NE S10
641353	GDM #2 AMD	Big Creek	31N 3W	SE NW S10
641354	GDM #3	Big Creek	31N 3W	NW SE S10
641355	GDM #4	Big Creek	31N 3W	SE SW S10
641356	GDM #5	Big Creek	31N 3W	SW SW S10
641357	GRMC #6	Big Creek	31N 3W	NE NE S16
641358	GRMC #7	Big Creek	31N 3W	SW NE S16
641359	GRMC #8	Big Creek	31N 3W	NW SE S16
641360	GRMC #9	Big Creek	31N 3W	SE SW S16
641361	GRMC #10	Big Creek	31N 3W	NE NW S21
641362	GRMC #11	Big Creek	31N 3W	NW NW S21
641363	GRMC #12	Big Creek	31N 3W	SW NW S21
641364	GRMC #13	Big Creek	31N 3W	NW SW S21

ADL #	Claim Name	Creek Location	Township Range F.M.	Quarter Quarter Section
641365	GRMC #14	Big Creek	31N 3W	SW SW S21
641366	GRMC #15	Big Creek	31N 3W	NE NW S28
641367	GRMC #16	Big Creek	31N 3W	SW NE 28
641368	GDM #17 AMD	Big Creek	31N 3W	SE SE S9
667284	GRMC #30	Big Creek	31N 3W	NW NW S28
649584	GDM #18	Big Creek	31N 3W	NE SE S28
649585	GDM #19	Big Creek	31N 3W	SW SW S27
649586	GDM #20	Big Creek	31N 3W	SE SW S27
649587	GDM #21	Big Creek	31N 3W	NW NE S34
649588	GDM #22	Big Creek	31N 3W	NE NE S34
649589	GDM #23	Big Creek	31N 3W	SE NE S34
649590	GDM #24	Big Creek	31N 3W	NW SW S35
649591	GDM #25	Big Creek	31N 3W	SW SW S35
649592	GDM #26	Big Creek	31N 3W	SE SE S34

APPENDIX 1
Leased Mining Claims

Part B
MTRSC Quarter Section State Mining Claims
Chandalar Mining District

ADL #	Claim Name	Township Range F.M.	Quarter Section
641504	LSGMC 312	31N 3W	NW S7
641505	LSGMC 313	31N 3W	SW S6
641506	LSGMC 314	31N 3W	NW S6
641507	LSGMC 413	31N 3W	SE S6
641508	LSGMC 414	31N 3W	NE S6
641509	LSGMC 513	31N 3W	SW S5
641510	LSGMC 514	31N 3W	NW S5
641511	LSGMC 612	31N 3W	NE S8
641512	LSGMC 613	31N 3W	SE S5
641513	LSGMC 614	31N 3W	NE S5
641514	LSGMC 615	32N 3W	SE S32
641515	LSGMC 711	31N 3W	SW S9
641516	LSGMC 712	31N 3W	NW S9
641517	LSGMC 713	31N 3W	SW S4
641518	LSGMC 714	31N 3W	NW S4
641519	LSGMC 715	32N 3W	SW S33
641520	LSGMC 716	32N 3W	NW S33
641521	LSGMC 811	31N 3W	SE S9
641522	LSGMC 812	31N 3W	NE S9
641523	LSGMC 813	31N 3W	SE S4
641524	LSGMC 814	31N 3W	NE S4
641525	LSGMC 815	32N 3W	SE S33
641526	LSGMC 816	32N 3W	NE S33
641527	LSGMC 817	32N 3W	SE S28
641528	LSGMC 910	31N 3W	NW S15
641529	LSGMC 911	31N 3W	SW S10
641530	LSGMC 912	31N 3W	NW S10
641531	LSGMC 913	31N 3W	SW S3
641532	LSGMC 914	31N 3W	NW S3
641633	LSGMC 915	32N 3W	SW S34
641534	LSGMC 916	32N 3W	NW S34
641535	LSGMC 917	32N 3W	SW S27
641536	LSGMC 918	32N 3W	NW S27
641537	LSGMC 919	32N 3W	SW S22
641538	LSGMC 1010	31N 3W	NE S15
641539	LSGMC 1011	31N 3W	SE S10

ADL #	Claim Name	Township Range F.M.	Quarter Section
641540	LSGMC 1012	31N 3W	NE S10
641541	LSGMC 1013	31N 3W	SE S3
641542	LSGMC 1014	31N 3W	NE S3
641543	LSGMC 1015	32N 3W	SE S34
641544	LSGMC 1016	32N 3W	NE S34
641545	LSGMC 1017	32N 3W	SE S27
641546	LSGMC 1018	32N 3W	NE S27
641547	LSGMC 1019	32N 3W	SE S22
641548	LSGMC 1112	31N 3W	NW S11
641549	LSGMC 1113	31N 3W	SW S2
641550	LSGMC 1114	31N 3W	NW S2
641551	LSGMC 1115	32N 3W	SW S35
641552	LSGMC 1116	32N 3W	NW S35
641553	LSGMC 1117	32N 3W	SW S26
641554	LSGMC 1118	32N 3W	NW S26
641555	LSGMC 1119	32N 3W	SW S23
641556	LSGMC 1216	32N 3W	NE S35
641557	LSGMC 1219	32N 3W	SE S23
641558	LSGMC 1316	32N 3W	NW S36
645239	LSGMC 616	32N 3W	NE S32
645240	LSGMC 1020	32N 3W	NE S22
645241	LSGMC 1120	32N 3W	NW S23
645242	LSGMC 1214	31N 3W	NE S2
645243	LSGMC 1215	32N 3W	SE S35
645244	LSGMC 1217	32N 3W	SE S26
645245	LSGMC 1218	32N 3W	NE S26
645246	LSGMC 1220	32N 3W	NE S23
553169	LSGMC 1317	32N 3W	SW S25
653068	LSGMC 315	32N 3W	SW S31
653069	LSGMC 415	32N 3W	SE S31
653070	LSGMC 515	32N 3W	SW S32
653071	LSGMC 316	32N 3W	NW S31
653072	LSGMC 416	32N 3W	NE S31
653073	LSGMC 516	32N 3W	NW S32
653074	LSGMC 1514	31N 2W	NW S6
653075	LSGMC 1414	31N 3W	NE S1
653076	LSGMC 1314	31N 3W	NW S1
653077	LSGMC 1318	32N 3W	NW S25
653078	LSGMC 1715	32N 2W	SW S32
653079	LSGMC 1615	32N 2W	SE S31
653080	LSGMC 1515	32N 2W	SW S31
653081	LSGMC 1415	32N 3W	SE S36

ADL #	Claim Name	Township Range F.M.	Quarter Section
653082	LSGMC 1315	32N 3W	SW S36
653083	LSGMC 1816	32N 2W	NE S32
653084	LSGMC 1716	32N 2W	NW S32
653085	LSGMC 1616	32N 2W	NE S31
653086	LSGMC 1516	32N 2W	NW S31
653087	LSGMC 1416	32N 3W	NE S36
653088	LSGMC 1717	32N 2W	SW S29
653089	LSGMC 1617	32N 2W	SE S30
653090	LSGMC 1517	32N 2W	SW S30
653091	LSGMC 1417	32N 3W	SE S25
657650	LSGMC 110	31N 4W	NW S13
657651	LSGMC 111	31N 4W	SW S12
657652	LSGMC 211	31N 4W	SE S12
661131	LSGMC 1319	32N 3W	SW S24
661132	LSGMC 920	32N 3W	NW S22
709124	LSGMC 107	31N 4W	SW S24
709125	LSGMC 108	31N 4W	NW S24
709126	LSGMC 109	31N 4W	SW S13
709127	LSGMC 207	31N 4W	SE S24
709128	LSGMC 208	31N 4W	NE S24
709129	LSGMC 209	31N 4W	SE S13
709130	LSGMC 210	31N 4W	NE S13
709131	LSGMC 307	31N 3W	SW S19
709132	LSGMC 308	31N 3W	NW S19
709133	LSGMC 309	31N 3W	SW S18
709134	LSGMC 310	31N 3W	NW S18
709135	LSGMC 311	31N 3W	SW S7
709136	LSGMC 407	31N 3W	SE S19
709137	LSGMC 408	31N 3W	NE S19
709138	LSGMC 409	31N 3W	SE S18
709139	LSGMC 410	31N 3W	NE S18
709140	LSGMC 411	31N 3W	SE S7
709141	LSGMC 412	31N 3W	NE S7
709142	LSGMC 507	31N 3W	SW S20
709143	LSGMC 508	31N 3W	NW S20
709144	LSGMC 509	31N 3W	SW S17
709145	LSGMC 510	31N 3W	NW S17
709146	LSGMC 511	31N 3W	SW S8
709147	LSGMC 512	31N 3W	NW S8
709148	LSGMC 607	31N 3W	SE S20
709149	LSGMC 608	31N 3W	NE S20
709150	LSGMC 609	31N 3W	SE S17

ADL #	Claim Name	Township Range F.M.	Quarter Section
709151	LSGMC 610	31N 3W	NE S17
709152	LSGMC 611	31N 3W	SE S8
709153	LSGMC 709	31N 3W	SW S16
709154	LSGMC 710	31N 3W	NW S16
709155	LSGMC 809	31N 3W	SE S16
709156	LSGMC810	31N 3W	NE S16
663875	1614	31N 2W	NE S6
663876	1714	31N 2W	NW S5
663877	1814	31N 2W	NE S5
663878	1815	31N 2W	SE S32
663879	1817	31N 2W	SE S29
663880	1914	31N 2W	NW S4
663881	1915	32N 2W	SW S33
663882	1916	32N 2W	NW S33
663883	1917	32N 2W	SW S28
663884	2015	32N 2W	SE S33
663885	2016	32N 2W	NE S33
663886	2017	32N 2W	SE S28

APPENDIX 1
Leased Mining Claims

Part C
Patented State Mining Claims
Chandalar Mining District

US Patent #	Claim Name	BLM Serial No.	Recording
1022769	Little Squaw Quartz Lode Big Squaw Quartz Lode Sine Lode Cosine Fraction Lode Crystal Quartz Lode	AKF 001374	184/1/Misc. Rec./90 USMS 1746
1024558	Tobin Quartz Claim Lode Mikado Lode Claim Little Mikado Lode Claim	AKF 001373	185/1/Misc. Rec./95 USMS 1745
1036358	Golden Eagle Lode Claim Bonanza Lode Eneveloe Lode	AKF 001887	98/1/Deeds/137 USMS 1995
1036359	Star No. 1 Lode Star No. 2 Lode Star No. 3 Lode	AKF 001888	95/1/Deeds/128 USMS 1996
1036360	Cosine Lode Claim	AKF 001889	99/1/Deeds/141 USMS 1997
1036361	Crystal No. 2 Lode	AKF 001890	100/1/Deeds/144 USMS 1998
1036362	No. 1 Above on Little Squaw Creek Placer	AKF 0011891	97/1/Deeds/134 USMS 1999
1085903	Jupiter Lode Claim Woodchuck Lode Claim	AKF 003020	125/1/Deeds/176 USMS 1629
1085904	Venus Lode Mining Claim	AKF 003021	126/1/Deeds/179 USMS 1630
1088433	Cosine No. 1 Cosine No. 2	AKF 003081	127/1/Deeds/181 USMS 1628
1094946	Spring Creek Mill Site	AKF 003021A	130/1/Deeds/186 USMS 1633

T3289\10\OPERATING AGREEMENT\AGMToperating 5.1.12